Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of White Electronic Designs Corporation (the “Company”) on Form 10-K for the fiscal year ended September 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dante V. Tarantine, Executive Vice President, Sales and Marketing of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Dante V. Tarantine
Dante V. Tarantine
Office of the President, Executive Vice President,
Sales and Marketing

Date: December 11, 2008